Exhibit 4.1

Warrant No. PET-	__________, 2024

[Form of] WARRANT

To Purchase

_________Thousand (____ ,000)

Shares of Common Stock

of

PETVIVO HOLDINGS, INC.

_________, 2024

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, AND EXCEPT AS PERMITTED UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PetVivo Holdings, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that ______________ (the “Holder”), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, ______________Thousand ( ,000) shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), subject to adjustment as provided by the terms of this Warrant, at an exercise price per share of $1.50 per share (the “Exercise Price”). The shares issuable upon exercise or conversion of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares.”

This Warrant is further subject to the following provisions, terms and conditions:

1.	Term. This Warrant may be exercised by the Holder, in whole or in part on or before 5:00 P.M. Central Standard Time beginning immediately if Exercised pursuant to the terms of Section 2 or 3 hereof. These exercise rights shall continue until expiration three (3) years after the date of issuance, at which time this Warrant shall be null and void.

2.	Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by surrendering this Warrant, with the Exercise Form attached hereto as Exhibit A filled in and duly executed by such Holder or by such Holder’s duly authorized attorney, to the Company at its principal office accompanied by payment of the Exercise Price in the amount of the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised. The Exercise Price may be paid in the form of a cashier’s check, certified check or wire transfer of funds.

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3.	Effective Date of Exercise or Conversion. Each exercise or conversion of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise or conversion shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within ten (10) days after the exercise or conversion of this Warrant in full or in part, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder or such other person as the Holder may (upon payment by such Holder of any applicable transfer taxes) direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise or conversion, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised or converted.

4.	Adjustments to Exercise Price. The above provisions are, however, subject to the following:

(i)	If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of its capital stock or declare a dividend payable in capital stock, then the number of shares of Common Stock for which this Warrant may be exercised immediately prior to the subdivision, combination or record date for such dividend payable in capital stock shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision or dividend payable in capital stock.

(ii)	If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of capital stock or declare a dividend payable in capital stock or other securities, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in capital stock or other securities shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in capital stock or other securities.

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(iii)	If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of capital stock shall be entitled to receive stock, securities or assets with respect to or in exchange for capital stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company into which this Warrant could be exercisable or convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the maximum number of shares of such stock issuable upon exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise or conversion of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise or conversion hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise or conversion of this Warrant. Alternatively, the Company may cash out the Warrants based upon the per-share price for Common Stock that is obtained from such successor in connection with such transaction.

5.	No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised or converted pursuant to the provisions hereof.

6.	Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon conversion of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise hereof, a sufficient number of shares of its Common Stock and the common stock into which such Common Stock is convertible, to provide for the exercise of this Warrant.

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7.	Certain Notices. The Holder shall be entitled to receive from the Company immediately upon declaration thereof and at least 20 days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event), written notice of any event that could require an adjustment pursuant to Section 5 hereof or of the dissolution or liquidation of the Company. All notices hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Holder, to:

If to the Company, to:

PetVivo Holdings, Inc.

5151 Edina Industrial Blvd.

Suite 575

Edina, MN 55439

Attention: John F. Dolan, Esq.

PHONE: (612) 802-4691

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.	Miscellaneous.

No amendment, modification or waiver of any provision of this Warrant shall be effective unless the same shall be in writing and signed by the holder hereof.

This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

[Signature Page to Follow]

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ACCORDINGLY, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

PetVivo Holdings, Inc.

By:
John Lai

Its:	Chief Executive Officer

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Exhibit A

NOTICE OF EXERCISE OF WARRANT —	To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof, shares of Common Stock issuable upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of the undersigned. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of the same.

Date: _______________, 20__	Holder

[signature]

INSERT ADDRESS
______________, MN ____________

PHONE: (________ ) ______- _________
FAX: (_________ ) _______-_____

[tax identification number]

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